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                                 Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-83629) of US Search.com Inc. of our report dated January 25, 2000, relating to the financial statements, which are included in the Annual Report on Form 10-K. We also consent to incorporation by reference of our report dated January 25, 2000, relating to the financial statement schedule, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers LLP

Woodland Hills, California
March 29, 2000